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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of Earliest Event Reported):
                                 October 1, 1999


                       SHARED TECHNOLOGIES CELLULAR, INC.


             (Exact name of registrant as specified in the charter)


   State of Delaware               1-13732                       06-386411
(State of Incorporation)      (Commission File No.)            (IRS Employer
                                                            Identification No.)

                        100 Great Meadow Road, Suite 104
                         Wethersfield, Connecticut 06109
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (860) 258-2500


          (Former name or former address, if change since last report)


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ITEM 5. OTHER EVENTS.

      Effective October 1, 1999, Shared Technologies Cellular, Inc. (the "Company") closed a $6.1 million private placement of equity with three investors, led by SIB Investment Holdings Limited, a wholly owned subsidiary of Saudi International Bank. International Capital Partners, LLC of Stamford, Connecticut and Oakes, Fitzwilliams & Co. S.A. of London acted as placement agents for the Company in connection with this private placement.

      Pursuant to a Securities Purchase Agreement entered into between the Company and the investors (the "Securities Purchase Agreement"), the Company issued an aggregate of 6,100 shares of a new Series D Convertible Preferred Stock, $.01 per share. Each share of Series D Convertible Preferred Stock is convertible into Common Stock of the Company in accordance with the formula described below. The Company intends to use the proceeds from the offering for general corporate purposes.

      Description of Series D Convertible Preferred Stock. The following description of the rights and preferences of the Series D Convertible Preferred Stock is a summary, and is qualified in its entirety by reference to the entire text of the Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock (the "Certificate of Designation"), which is attached as an exhibit to this Current Report on Form 8-K.

            Voting. The holders of shares of Series D Convertible Preferred Stock are not entitled to vote with respect to the business, management or affairs of the Company.

            For so long as any shares of Series D Convertible Preferred Stock are outstanding, the following matters, however, will require the approval the holders of a majority the outstanding shares of Series D Convertible Preferred
Stock:

                  (i) altering, changing, modifying or amending the terms of the
            Series D Convertible Preferred Stock or the terms of any other stock of the Company so as to adversely affect the Series D Convertible Preferred Stock;

                  (ii) creating any new class or series of capital stock having a preference over or ranking pari passu with the Series D Convertible Preferred Stock as to redemption or distribution of assets upon a Liquidation Event (as defined in the Certificate of Designation) or any other liquidation, dissolution or winding up of the Company;

                  (iii) increasing the authorized number of shares of Series D
            Convertible Preferred Stock;

                  (iv) reissuing any shares of Series D Convertible Preferred
            Stock which have been converted or redeemed in accordance with the terms of the Certificate of Designation;

                  (v) issuing any Pari Passu Securities or Senior Securities
            (each as defined in the Certificate of Designation) (other than non-convertible debt securities or debt securities which are convertible into or exchangeable for Common Stock of the Company or any other equity or convertible security of the Company junior to the Series D Convertible Preferred


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            Stock);

                  (vi) redeeming, declaring, paying or making any provision for any dividend or distribution with respect to the Common Stock of the Company or any other capital stock of the Company ranking junior to the Series D Convertible Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up of the Company; and

                  (vii) issuing any Series D Convertible Preferred Stock except pursuant to the terms of the Securities Purchase Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

            Dividends. The Series D Convertible Preferred Stock will not bear dividends.

            Liquidation. Upon the liquidation, dissolution or winding up of the Company, the holders of Series D Convertible Preferred Stock, before any distribution to the holders of Junior Securities (as defined in the Certificate of Designation) but after payment to holders of Senior Securities, will be entitled to receive an amount equal to the Stated Value (defined below) plus the Premium (defined below) accrued on its Series D Convertible Preferred Stock in accordance with the terms of the Certificate of Designation (the "Liquidation Preference"). Any liquidation payments to the holders of the Series D Convertible Preferred Stock will be made pari passu with liquidation payments to the holders of the Company's Series C Convertible Preferred Stock.

            Conversion. Each share of Series D Convertible Preferred Stock is convertible into shares of Common Stock of the Company in accordance with the following formula:

      Number of Shares of      =     Stated Value plus accrued Premium
                                     ---------------------------------
      Common Stock Issuable                    Conversion Price

The "Stated Value" is equal to $1,000 per share. The "Premium" is equal to 6% per annum of the Stated Value, accruing from the date of issuance of the Series D Convertible Preferred Stock through and including the date of conversion, payable in Common Stock or cash, at the Company's option (subject to certain conditions), upon conversion. The "Conversion Price" is $8.875 (subject to adjustment for anti-dilution events), which was the market price for the Company's Common Stock on October 1, 1999, the effective date of the sale of the Series D Convertible Preferred Stock.

            If, following conversion, the Company fails to deliver shares of its Common Stock to an investor in accordance with the Certificate of Designation, it may incur monetary and other penalties (including, in certain circumstances, mandatory redemption of the Series D Convertible Preferred Stock).

            On October 1, 2004, all shares of Series D Convertible Preferred Stock then outstanding will be automatically converted into shares of Common Stock at the then-prevailing Conversion Price.

            Mandatory Conversion. The Company has the right to require conversion of all of the outstanding shares of Series D Convertible Preferred Stock at any time after October 1, 2000 if the closing sale price for the Company's Common Stock, as reported by the principal securities exchange


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or trading market where the Common Stock is listed or traded, is greater than
$18.00 for fifteen (15) consecutive trading days, subject to satisfaction of certain conditions set forth in the Certificate of Designation.

            Mandatory Redemption. Each purchaser of Series D Convertible Preferred Stock will have the right, upon the occurrence of a Mandatory Redemption Event (as such term is defined in the Certificate of Designation), to require the Company to redeem all or any part of such purchaser's Series D Convertible Preferred Stock for a price (the "Mandatory Redemption Price") equal to the greater of (a) the Liquidation Preference of the shares being redeemed multiplied by 115% and (b) an amount calculated on the basis of the Conversion Price and the price at which the Common Stock of the Company is then trading.

            If the Corporation fails to pay the Mandatory Redemption Price within ten (10) business days of the mandatory redemption date, the holder of Series D Convertible Preferred Stock shall have the right to regain its rights as such a holder and, upon written notice to such effect from the holder, the Company shall return to such holder the certificates representing the Series D Convertible Preferred Stock delivered to the Company in connection with the mandatory redemption. In such event, the Conversion Price otherwise applicable to future conversions of the Series D Convertible Preferred Stock shall be reduced by one percent for each day beyond such tenth business day in which the failure to pay continued, until the date of such notice, but the maximum reduction of the Conversion Price shall be fifty percent.

            Description of the Registration Rights Agreement. In accordance with the Securities Purchase Agreement, the Company entered into a Registration Rights Agreement with the investors, pursuant to which at any time from and after January 1, 2000 until October 1, 2004, and upon the written request of one or more of the investors holding in the aggregate at least fifty (50%) of the registrable securities held by the investors, the Company is required to file with the Securities and Exchange Commission a registration statement on Form S-3 covering the resale of the Common Stock issuable upon conversion of the Series D Convertible Preferred Stock. The Registration Rights Agreement also provides the investors with piggy-back registration rights in the event the Company at any time prior to October 1, 2004 proposes to register any of its securities for an underwritten offering.

            Placement Agent Fees and Warrants. In consideration for their private placement services, the Company paid to the placement agents cash commissions equal to 5% of the aggregate purchase price paid by the investors for the Series D Convertible Preferred Stock. In further consideration for their placement services, the Company issued to the placement agents five-year warrants to purchase up to an aggregate of 122,000 shares of the Company's Common Stock at an exercise price of $11.09 per share, which price was 25% greater than the Conversion Price of the Series D Convertible Preferred Stock.

ITEM 7.  EXHIBITS.

4.1 Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock of Shared Technologies Cellular, Inc. dated October 1, 1999.


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4.2   Securities Purchase Agreement among the Company and the Purchasers dated as of October 1, 1999.

4.3 Registration Rights Agreement among the Company and the Purchasers dated as of October 1, 1999.

4.4 Warrant to Purchase Common Stock of the Company issued to International Capital Partners, LLC.

4.5 Warrant to Purchase Common Stock of the Company issued to Oakes, Fitzwilliams & Co., S.A.


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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 12, 1999                     SHARED TECHNOLOGIES CELLULAR, INC.




                                            By: /s/ Vincent DiVincenzo
                                                -------------------------------
                                                Name:  Vincent DiVincenzo
                                                Title:  Chief Financial officer



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                                  EXHIBIT INDEX

Exhibit
No.                             Description
-------                         -----------
4.1         Certificate of Designations, Preferences and Rights of the Series D
            Convertible Preferred Stock of Shared Technologies Cellular, Inc. dated
            October 1, 1999.

4.2 Securities Purchase Agreement among the Company and the Purchasers dated as of October 1, 1999.

4.3 Registration Rights Agreement among the Company and the Purchasers dated as of October 1, 1999.

4.4         Warrant to Purchase Common Stock of the Company  issued to
            International Capital Partners, LLC.

4.5         Warrant to Purchase Common Stock of the Company issued to Oakes,
            Fitzwilliams & Co., S.A.